EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-140727, 333-101024 and 333-135948) and on Form S-3 (No. 333-133202) of Jennifer Convertibles, Inc. of our report dated November 26, 2008, with respect to the consolidated financial statements and schedule of Jennifer Convertibles, Inc. included in this Annual Report on Form 10-K for the year ended August 30, 2008.

New York, New York
November 26, 2008